Exhibit 99.1

FOR IMMEDIATE RELEASE

CenterState Banks, Inc. to Acquire Gulfstream Bancshares, Inc.

DAVENPORT, FL., July 30, 2013 — CenterState Banks, Inc. (NASDAQ-GS: CSFL) announced today the signing of a definitive merger agreement under which CenterState will acquire Gulfstream Bancshares, Inc. the parent company of Gulfstream Business Bank. Upon completion of the holding company merger, Gulfstream Business Bank will be merged with and into CenterState Bank of Florida, NA.

Gulfstream, which is headquartered in Stuart, Florida, currently operates 4 banking locations along Florida’s Treasure Coast which include Stuart, Port St. Lucie, Jupiter, and Delray Beach. As of June 30, 2013, Gulfstream reported assets of $572 million, loans of $368 million and deposits of $486 million. “Gulfstream’s management, Board of Directors, and entire team share our culture and customer-focused approach, and we are pleased to welcome them, their customers and their shareholders to CenterState,” said Ernie Pinner, Chairman, President, & CEO of CenterState Banks, Inc.

Upon completion of the acquisition, the combined company will have approximately $2.9 billion in assets, $1.8 billion in loans and $2.5 billion in deposits, with a branch network of 59 banking locations. This represents a strategic and financially attractive combination of both companies’ shareholders with significant earnings accretion and accelerated profitability. After the completion of this transaction, CenterState will be one of the largest Florida- based community banks.

“Gulfstream Business Bank is a natural extension of our Florida and Treasure Coast franchise into attractive areas with growth potential. We have admired Gulfstream’s niche focus on small businesses and medical practices,” said John Corbett, President & CEO of CenterState Bank of Florida. “Gulfstream is consistently one of Florida’s highest performing banks and we are excited to partner with such a high caliber team.”

The merger agreement has been unanimously approved by the boards of directors of each company. The transaction is expected to close in the first quarter of 2014 and is subject to customary conditions, including both regulatory approvals and shareholder approval by Gulfstream shareholders. Subject to the terms of the merger agreement, Gulfstream shareholders will receive 3.012 shares of CenterState’s common stock and $14.65 in cash for each share of Gulfstream’s common stock, which equates to a deal value of $42.90 per share based on CSFL’s 20 day volume weighted average closing price ended July 26, 2013 of $9.38. In addition, if the volume weighted average closing sales price of CenterState common stock during a specified time period prior to completion of the merger is greater than $10.38, then the number of CenterState shares of common stock issued for each share of Gulfstream common stock will be reduced by dividing $31.28 by such average closing sales price. Based on CSFL’s 20 day volume weighted average closing price ended July 26, 2013 of $9.38, the aggregate deal value is approximately $76.9 million.

“My team and I are very excited about the combination of CenterState and Gulfstream. Both organizations share a deep commitment to their clients, employees and communities”, said John Tranter, GulfStream’s President & CEO, who will serve as EVP and Chief Banking Officer of CenterState after the merger. “We look forward to our teams working together to further build the preeminent community bank in the Southeast”.

Raymond James served as financial advisor and Smith Mackinnon, PA provided legal counsel to CenterState Banks, Inc. Hovde Group LLC served as financial advisor and rendered a fairness opinion to GulfStream Bancshares, Inc. and Shutts & Bowen LLP served as legal counsel.

Conference Call Information

CenterState Banks, Inc. will host a conference call today at 8:30 a.m. EDT. The conference call can be accessed by dialing 1-866-393-0571. The conference passcode is 21941481. Alternatively, individuals may listen to the live webcast of this call by visiting the link at CenterState’s website at www.centerstatebanks.com. A replay of the call will be available after the close of business on July 30, 2013 until 11:59 p.m. on August 6th on the Investor Relations page of the CenterState Banks website, www.centerstatebanks.com.

CenterState Banks, Inc.

CenterState Banks, Inc., headquartered in Davenport, Florida, is a bank holding company with one nationally chartered bank: CenterState Bank of Florida, NA. Presently, the Company operates through 55 branches in 18 counties throughout Florida, providing traditional deposit and lending products and services to its commercial and retail customers. The Company, through its Correspondent Banking Department, also provides correspondent banking services to over 600 Community banks located throughout the United States.

Investor Relations Contacts

Ernest S. Pinner, Chairman, President and CEO	863.206.4077
John C. Corbett, EVP and Subsidiary Bank CEO	863.206.1458
James J. Antal, Chief Financial Officer	863.604.5940
Stephen D. Young, Treasurer and Subsidiary Bank COO	863.514.0741

A presentation with additional information regarding the transaction will be available on the Investor Relations page of www.centerstatebanks.com

Additional Information

This communication is being made in respect of the proposed merger transaction involving CenterState Banks, Inc. and Gulfstream Bancshares, Inc. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the proposed merger, CenterState Banks, Inc. will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Gulfstream Bancshares, Inc. CenterState Banks, Inc. also plans to file other documents with the SEC regarding the proposed merger transaction. Gulfstream Bancshares, Inc. will mail the final proxy statement/prospectus to its shareholders. Before making any voting or investment decision, investors are urged to read the proxy statement/prospectus regarding the proposed transaction and any other relevant documents carefully in their entirety when they become available because they will contain important information about the proposed transaction. The proxy statement/prospectus, as well as other filings containing information about CenterState Banks, Inc. will be available without charge at the SEC’s Internet site (http://www.sec.gov).

Forward Looking Statements:

Some of the statements in this news release constitute forward-looking statements, within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These statements related to future events, other future financial and operating performance, costs, revenues, economic conditions in our markets, loan performance, credit risks, collateral values and credit conditions, or business strategies, including expansion and acquisition activities and may be identified by terminology such as “may,” “will,” “should,” “scheduled,” “plans,” “intends,” “anticipates,” “expects,” “believes,” estimates,” “potential,” or “continue” or negative of such terms or other comparable terminology. Actual events or results may differ materially. In evaluating these statements, you should specifically consider the factors described throughout this report. We cannot assure you that future results, levels of activity, performance or goals will be achieved, and actual results may differ from those set forth in the forward looking statements. Forward-looking statements, with respect to our beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, involve known and unknown risks, uncertainties and other factors, which may be beyond our control, and which may cause the actual results, performance or achievements of the Company or any of its subsidiaries to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. You should not expect us to update any forward-looking statements. All written or oral forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary notice, including, without limitation, those risks and uncertainties described in our annual report on Form 10-K for the year ended December 31, 2012, and otherwise in our SEC reports and filings.